Exhibit 4.2

BRITISH TELECOMMUNICATIONS plc
Issuer
TO
CITIBANK, N.A.
Trustee

Supplemental Indenture
Dated as of December 12, 2000

$1,100,000,000 Floating Rate Notes due 2003
$3,100,000,000 7 5/8 % Notes due 2005
$3,000,000,000 8 1/8 % Notes due 2010
$2,800,000,000 8 5/8% Notes due 2030

     THIS SUPPLEMENTAL INDENTURE, dated as of December 12, 2000, among British Telecommunications plc, a public limited company duly organized and existing under the laws of England and Wales (herein called the “Company”), having its principal office at 81 Newgate Street, London EC1A 7AJ, England and Citibank, N.A., a national banking association duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at 111 Wall Street, 5th Floor NY, NY 10005, Attention: Citibank Agency & Trust Services.
RECITALS OF THE COMPANY
     The Company has entered into an indenture dated as of December 12, 2000 (the “Original Indenture”) in relation to the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in the Original Indenture provided.
     Pursuant to Section 301 of the Original Indenture, the Company may, from time to time, create and issue any series of Securities in one or more indentures supplemental to the Original Indenture.
     The Company has duly authorized the creation and issuance of its $1,100,000,000 principal amount of its floating rate Notes due 2003 (the “3-year Notes”), $3,100,000,000 principal amount of its 7 5/8% Notes due 2005 (the “5-year Notes”), $3,000,000,000 principal amount of its 8 1/8% Notes due 2010 (the “10-year Notes”) and $2,800,000,000 principal amount of its 8 5/8% Notes due 2030 (the “30-year Notes,” and, together with the 3-year Notes, the 5-year Notes and the 10-year Notes, the “Notes”), and to provide therefore the Company has duly authorized the execution and delivery of this Supplemental Indenture.
     All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, each in accordance with their terms.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any series thereof, as follows:
ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     SECTION 101. Definitions.
     “Base Rate” means LIBOR.
     “Calculation Agent” means Citibank, N.A.
     “Capital Market Indebtedness” means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, a certificate of indebtedness or in the form of, or represented or evidenced by, Notes, notes or other securities which are, or which the Company has publicly declared that it intends to have, quoted, listed, dealt in or traded on a stock exchange or other recognized securities market.
     “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference

Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Group” means the Company and its consolidated Subsidiaries.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
     “Interest Determination Date” relating to a particular Interest Reset Date means the second New York Business Day preceding the Interest Reset Date; provided, however, that, in the event that an Interest Determination Date would otherwise be a day that is not a New York Business Day, the Interest Determination Date shall be the next succeeding day that is a New York Business Day.
     “Interest Period” means the period from and including December 12, 2000, or the last date to which interest has been paid or made available for payment, to but excluding the payment date.
     “Interest Reset Date” means, with respect to a given year, March 15, June 15, September 15 and December 15 of such year.
     “LIBOR” means the offered rate appearing on the Telerate LIBOR Page as of 11:00 a.m., London Time, on the relevant Interest Determination Date, for deposits of U.S. dollars for a period of three months; provided, however, that:
     (i) if the Telerate LIBOR Page does not appear on Telerate Page 3750 or any such replacement page or pages, then LIBOR for the new Interest Period shall be determined on the basis of the rates, at approximately 11:00 a.m., London Time, on the relevant Interest Determination Date, at which deposits the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of U.S. dollars for a period of three months beginning on the relevant Interest Reset Date, and in a Representative Amount;
     (ii) if fewer than two quotations are provided as described above, LIBOR for the new Interest Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 a.m., in New York, on that Interest Determination Date, by three major banks in New York, selected by the Calculation Agent: loans of U.S. dollars for a period of three months, beginning on the relevant Interest Reset Date, and in a Representative Amount;
     (iii) if fewer than three banks selected by the Calculation Agent are quoting as described in clause (ii) above, LIBOR for the new Interest Period will be LIBOR in effect for the prior Interest Period.
     “Lien” means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.
     “New York Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, are authorized by law or executive order to close.
     “Record Date” means the first day of each month in which an interest payment is due.
     “Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc,. plus two other banks selected by the Company, or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The

City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.
     “Representative Amount” means the amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
     “Spread” means 1.045%.
     “Subsidiary” means, with respect to any Person, (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person; (ii) any general partnership, joint venture or similar entity, at least 50% of the outstanding partnership or similar interest of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person; and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.
     “Telerate LIBOR Page” means Telerate Page 3750 or any replacement page or pages on which London interbank rates of major banks for the U.S. dollar are displayed.
     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     SECTION 102. Terms Defined in the Original Indenture
     Terms and expression defined in the Original Indenture shall have the same meaning when used in this Supplemental Indenture unless otherwise defined herein.
     SECTION 103. Effect of Supplemental Indenture
     (a) This Supplemental Indenture is a supplemental agreement within the meaning of Sections 301 and 901 of the Original Indenture, and the Original Indenture shall be read together with this Supplemental Indenture and shall have the same effect over the Securities in the same manner as if the provisions of the Original Indenture and this Supplemental Indenture were contained in the same instrument; provided, however, that Section 401 in this Supplemental Indenture shall replace Section 801 in the Original Indenture in its entirety.
     (b) In all other respects, the Original Indenture is confirmed by the parties as supplemented by the terms of this Supplemental Indenture.
     SECTION 104. Effect of Headings and Table of Contents
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 105. Successor and Assigns
     All covenants and agreements in this Supplemental Indenture by the Company, the Trustee and the Holders shall bind their respective successors and assigns, whether so expressed or not.

     SECTION 106. Severability Clause
     In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 107. Benefits of Supplemental Indenture
     Nothing in this Supplemental Indenture or in the Securities shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and Holders) any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
     SECTION 108. Governing Law
     This Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 109. Agent for Service; Submission to Jurisdiction; Waiver of Immunities
     (a) By the execution and delivery of this Supplemental Indenture, the Company (1) acknowledges that it has designated and appointed British Telecommunications plc, 40 East 52nd Street, New York, NY 10022, attention Jan Vinokour, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Supplemental Indenture that may be instituted in any federal or state court in the Borough of Manhattan in the City of New York, (2) submits to the jurisdiction of any such court in any such suit or proceeding, and (3) and agrees that service of process upon its authorized agent and written notice of said service to it (mailed to the Company’s Group Treasurer at its principal office at BT Centre, 81 Newgate Street, London EC1A 7AJ, England) shall be deemed in every respect effective service of process upon it in any such suit or proceeding. If for any reason the Company’s designated agent (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company further agrees to take any and all actions as may be necessary to continue such designation and appointment of such agent in full force and effect so long as this Supplemental Indenture shall be in full force and effect.
     (b) To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Supplemental Indenture and the Securities, to the extent permitted by law.
ARTICLE TWO - SECURITY FORMS
     SECTION 201. Form of Securities
     The 3-year Notes shall be substantially in the form set forth in Exhibit A hereto and the 5-year, 10-year and 30-year Notes shall be substantially in the form set forth in Exhibit B hereto.
ARTICLE THREE - COVENANTS
     SECTION 301. Negative Pledge
     The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, create, assume or incur or permit to be created, assumed or incurred, any Lien on or with respect to any of the assets of the Company or any of its Subsidiaries whether now or hereafter owned, to secure any present or future Capital Markets Indebtedness issued or guaranteed by the Company or any other Person, unless in each case the Company has made, or caused to be made, provision whereby the Notes shall be secured equally and ratably with such Capital Markets Indebtedness for so long as such Capital Markets Indebtedness shall be so secured.
     SECTION 302. Interest Rate Subject to Adjustment
     The interest rate payable on the Notes will be subject to adjustment from time to time in the event of a Step-Up Rating Change or Step-Down Rating Change, as the case may be. A “Step-Up Rating Change” means the public announcement of a decrease in the rating of the Company’s senior unsecured debt either to below A3 in the case of Moody’s Investor Service, Inc. or its successor (“Moody’s”) or to below A- in the case of Standard and Poor’s Rating Services, a division of McGraw-Hill Companies, Inc., or its successor (“S&P”) (each a “Rating Agency” and together, the “Rating Agencies”). A “Step-Down Rating Change” means the public announcement of a subsequent increase in the rating of the Company’s senior unsecured debt by either Moody’s or S&P. A “Rating Change” means either a “Step-Up Rating Change” or a “Step-Down Rating Change”.
     The Notes shall bear interest at the initial interest rate from their date of issuance to but excluding the first Interest Payment Date following the date on which a Step-Up Rating Change occurs such that the rating assigned to the Company’s senior unsecured debt by Moody’s is below A3 or by S&P is below A-. Beginning with the first interest period following the date of such Rating Change, if any, the interest payable on the 5-year Notes, the 10-year Notes and the 30-year Notes and the spread applicable to the 3-year Notes shall be increased by 0.25% for each Rating Category per Rating Agency by which the Rating Agencies have, as of the first day in such interest period, publicly announced decreases in the ratings of the Company’s senior unsecured debt below A3, in the case of Moody’s, or below A-, in the case of S&P. In the event of a subsequent Rating Change, beginning with the first interest period following the date of such Rating Change, if any, the interest rate payable on the Notes shall be further adjusted such that the interest payable on the 5-year Notes, the 10-year Notes and the 30-year Notes, and the spread applicable to the 3-year Notes shall be increased by 0.25% for each Rating Category per Rating Agency by which the Rating Agencies have, as of the first day in such interest period, publicly announced decreases in the ratings of the Company’s senior unsecured debt below A3, in the case of Moody’s, or below A-, in the case of S&P. There shall be no limit on the number of times that interest rate adjustments may be made pursuant to a Rating Change, as the case may be, during the term of the Notes. Notwithstanding anything in the foregoing to the contrary, at no time during the term of the Notes will the rate of interest applicable to the Notes be less than the initial interest rate.
     A “Rating Category” shall mean the difference between a particular rating assigned by a Rating Agency and the next lower rating, as the case may be, that could be ascribed by such Rating Agency. For example, in the case of Moody’s the difference between Baa1 and Baa2 shall constitute one Rating Category and in the case of S&P the difference between BBB+ and BBB shall constitute one Rating Category.
     In the event that either Moody’s or S&P fails to or ceases to assign a rating to the Company’s senior unsecured debt, the Company shall uses its best efforts to obtain a rating of its senior unsecured debt from a substitute rating agency that shall be a nationally recognized statistical rating agency, and references in this Section 302 to either Moody’s of S&P shall be to such substitute rating agency. In the event that such a rating is not obtained from a substitute rating agency, then, for the purposes of the foregoing interest rate adjustments, the equivalent of the ratings assigned by the remaining Rating Agency shall be deemed to be the ratings assigned by the other Rating Agency.
     Notwithstanding anything in the foregoing to the contrary, should Moody’s or S&P increase the number of Rating Categories, then any Rating Change will be determined by reference to the Rating Categories equivalent to the Rating Categories in existence at the date of this Supplemental Indenture and without regard to any additional Rating Categories.

ARTICLE FOUR - CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     SECTION 401. Merger, Consolidation and Sale of Substantially of All Assets
     The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing corporation or as otherwise permitted by the Notes), or convey, transfer or lease all or substantially all of its properties and assets, unless:
     (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company (i) shall be a corporation, partnership or trust, organized and validly existing, and (ii) shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed (substituting references to United Kingdom in Section 1004 and Section 1108 of the Original Indenture with the jurisdiction of incorporation or organization of the successor entity);
     (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
     (3) the Person formed by such consolidation or into which the Company is merged or to whom the Company has conveyed, transferred or leased its properties or assets agrees to indemnify the Holder of each Security against (a) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease and (b) any costs or expenses associated with such consolidation, merger, conveyance, transfer or lease;
     (4) either the first publicly confirmed ratings for the Notes by Moody’s and S&P following the consummation of such transaction or transactions, in the case of Moody’s, shall be at least Baa2 and, in the case of S&P, shall be at least BBB or, failing which, each holder of the Notes shall have the right to require such entity to repurchase all or any of such holder’s Notes at a purchase price equal to 100% of the principal amount thereof together with accrued but unpaid interest, if any, through the date of purchase; and
     (5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     In the event the holders of the Notes are entitled to have the Person formed by such consolidation or into which the Company is merged or to whom the Company has conveyed, transferred or leased its properties or assets repurchase all or any of such holder’s Notes, within 30 days following the transactions described above in clause (4), as the case may be, such Person shall publish a notice to holders stating: (1) that the Merger Offer is being made pursuant to the “Merger, Consolidation, Sale of Substantially all of the Assets” covenant and that all the Notes tendered for payment will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days after the date of such notice (“Merger Payment Date”); (3) that any Notes not tendered shall continue to accrue interest; (4) that, unless the successor entity defaults in the payment of the Merger Payment, all Notes accepted for payment pursuant to the Merger Offer shall cease to accrue interest from the Merger Payment Date; and (5) setting forth the other procedures to be followed by holders wishing to tender their Notes pursuant to such Merger Offer.
     On the Merger Payment Date, such Person will (1) accept for payment Notes or portions thereof tendered pursuant to the Merger Offer, (2) deposit with the Paying Agent an amount equal to the Merger Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the amount of the Notes or portions thereof tendered. The Paying Agent shall promptly remit to each holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and deliver new Notes in principal amount equal to any unpurchased portion of the Notes so surrendered. The successor Person shall publicly announce the results of the Merger Offer on or as soon as practicable after the Merger Payment Date.
     SECTION 402. Successor Substituted
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 401 of this Supplemental Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Supplemental Indenture and the Original Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Supplemental Indenture, the Original Indenture and the Securities
     SECTION 403. Substitution of Issuer
     The Company may at any time, without the consent of the holders of the Notes, substitute a parent holding company as substitute obligor (the “Substitute Obligor”) in respect of all obligations arising from the Notes or under the Indenture, provided
     (1) the Substitute Obligor (i) shall be a corporation, partnership or trust, organized and validly existing that is concurrently assuming all the Capital Markets Indebtedness of the Company, and (ii) shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, in the case of the Company, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every obligation imposed by this Indenture and the Original Indenture on the Company to be performed or observed (substituting references to United Kingdom in Section 1004 and Section 1108 of the Original Indenture with the jurisdiction of incorporation or organization of the successor entity);
     (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
     (3) the Substitute Obligor shall agree to indemnify the Holder of each Security against (a) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease and (b) any costs or expenses associated with such consolidation, merger, conveyance, transfer or lease;
     (4) each stock exchange on which the Notes are listed shall have confirmed that, following the proposed substitution of the Substitute Obligor, such Notes will continue to be listed on such stock exchange, and each rating agency that rates the senior unsecured indebteness of the Company shall have confirmed that, following the proposed substitution of the Substitute Obligor, the senior unsecured indebtedness, including the Notes, of the Substitute Obligor will have the same or better rating; and
     (5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such substitution and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE FIVE - REDEMPTION OF SECURITIES
     SECTION 501. Optional Redemption
     The 5-year Notes, 10-year Notes and 30-year Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.25 per cent. in the case of the 5-year Notes, 0.30 per cent. in the case of the 10-year Notes and 0.375 per cent. in the case of the 30-year Notes, plus in each case accrued interest thereon to the date of redemption.
     Except to the extent set forth in Section 1108 of the Original Indenture, the 3-year Notes will not be redeemable as a whole or in part at the option of the Company.
     Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. All Notes surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and may destroy all such Notes surrendered for payment or exchange, in accordance with its note destruction policy; provided, however, that and if Notes are destroyed, the Trustee shall deliver a certificate of destruction to the Company. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the relevant Notes or portions thereof called for redemption.
     SECTION 502. Optional Redemption Due to Changes In Tax Treatment
     In the event that the obligations of the Company under the Notes are assumed pursuant to the terms and conditions of this Supplemental Indenture by any Person ( a “Successor Person”), such Successor Person shall be entitled to redeem such Notes subject to the terms of Section 1108 of the Original Indenture, substituting the date of such assumption for the date originally specified for such redemption pursuant to Sections 301 and 1108 of the Original Indenture.
* * *
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute-but one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first above written.

The Common Seal of
BRITISH TELECOMMUNICATIONS plc
hereunto affixed is authenticated by:

/s/ SJR
Stephen John Prior
Assistant Company Secretary

CITIBANK, N.A.
As Trustee

/s/ Wafaa Orfy
By:	Wafaa Orfy

Assistant Vice President

Exhibit A
[Form of Bearer Security]
[Form of Face]
British Telecommunications plc
FLOATING RATE NOTES DUE DECEMBER 15, 2003

No. A-	U.S.$
     British Telecommunications plc, a corporation duly organized and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture and the Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of ● Thousand United States dollars on December 15, 2003 and to pay interest thereon from December 12, 2000 quarterly in arrears on March 15, June 15, September 15 and December 15 in each year, commencing March 15, 2001, at the Base Rate plus the Spread (as defined below). Interest on this Security will be computed on the basis of the actual number of days in each Interest Period (as defined below) divided by 360.
     This Security will bear interest from December 12, 2000 to the first Interest Reset Date (as defined below) at the Base Rate equal to LIBOR, as described below, adjusted by adding the spread, which is 1.045%. Thereafter, this Security will bear interest at a base rate equal to LIBOR, as adjusted by adding the spread, and as further adjusted (where applicable) pursuant to Section 302 of the Supplemental Indenture. In the event that the date of payment falls on a weekend or on a legal or bank holiday in New York, interest can be paid on the next day that is a business day in New York.
     The rate of interest will be reset quarterly by the calculation agent, as described below. Each date upon which such rate of interest is so reset is hereinafter called an Interest Reset Date. The Interest Reset Dates with respect to this Security will be March 15, June 15, September 15 and December 15 in each year. The interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day, as adjusted (where applicable) as described on the reverse hereof and in Section 302 of the Supplemental Indenture for interest rate adjustments. If any interest reset date falls on a weekend or on a legal or bank holiday in New York, interest can be paid on the next day that is a business day in New York.
     Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on this Security will be the rate determined by the Calculation Agent in accordance with the following paragraphs.
     Determination of LIBOR. The Calculation Agent will determine on each Interest Determination Date the interest rate with respect to this Security that takes effect on each interest reset date.
     The Base Rate will be equal to LIBOR. LIBOR will be the offered rate appearing on the Telerate LIBOR Page as of 11:00 a.m., London Time, on the relevant Interest Determination Date, for deposits of U.S. dollars for a period of three months. The Telerate LIBOR Page is Telerate Page 3750 or any replacement page or pages on which London interbank rates of major banks for the U.S. dollar are displayed.
     If the Telerate LIBOR Page does not appear on Telerate Page 3750 or any such replacement page or pages, then LIBOR for the new Interest Period shall be determined on the basis of the rates, at approximately 11:00 a.m., London Time, on the relevant Interest Determination Date, at which deposits the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of U.S. dollars for a period of three months beginning on the relevant Interest Reset Date, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant interest determination date will be the arithmetic mean of the quotations.
     If fewer than two quotations are provided as described above, LIBOR for the new Interest Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 a.m., in New York, on that Interest Determination Date, by three major banks in New York, selected by the Calculation Agent: loans of U.S. dollars for a period of three months, beginning on the relevant Interest Reset Date, and in a Representative Amount;
     If fewer than three banks selected by the Calculation Agent are quoting as described in clause (ii) above, LIBOR for the new Interest Period will be LIBOR in effect for the prior Interest Period.
     Calculation of Interest. The Calculation Agent will calculate the amount of interest that has accrued during each interest period; i.e., the period from and including December 12, 2000, or the last date to which interest has been paid or made available for payment, to bur excluding the payment date. For each interest period, the Calculation Agent will calculate the amount of accrued interest by multiplying the face amount of this Security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate (also expressed as a decimal) applicable to that day by 360.
     All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or ..0987654) and 9.876545% (or .09876545) being rounded up to 9.87655%. All amounts used in or resulting from any calculation will be rounded upward or downward, as appropriate, to the nearest cent.
     Maximum Limits. Notwithstanding the forgoing, the interest rate that accrues on this Security shall in no event be higher than the maximum rate permitted by New York Law, as the same may be modified by U.S. law of general application.
     Calculation Agent. The Company has initially appointed Citibank, N.A. as Calculation Agent to act as such agent with respect to this Security, but the Company may, in its sole discretion, appoint any other institution to serve as such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby, notwithstanding that any one or more of such institutions are affiliates of any such agent.
     All determinations made by the Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Calculation Agent shall not have any liability therefore.
     The Trustee shall act as Paying Agent with respect to the Securities of this series.
     The Record Date for the payment of interest on this security shall be the first day of the month in which an interest payment is due.
     The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer hereof as the owner of this Security for all purposes, whether or not this Security shall be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.
     Title to the Security shall pass by delivery.

     Reference is hereby made to the further provisions of this Security set forth in the Indenture and the Supplemental Indenture and to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     All terms used in this Security which are defined in the Indenture or the Supplemental Indenture shall have the meanings assigned to them in the Indenture or the Supplemental Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Date:

The Common Seal of BRITISH TELECOMMUNICATIONS plc hereunto affixed is authenticated by:
CERTIFICATE OF AUTHENTICATION
     This is one of the Floating Rate Notes due 2003 described in the within-mentioned Indenture.

CITIBANK, N.A.

Date:

By
Authorized Signatory

[Form of Reverse]
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 12, 2000 (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and a Supplemental Indenture, dated as of December 12, 2000, between the Company and the Trustee (the “Supplemental Indenture”) to which Indenture and Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S.$●. The Securities of this series are issuable as Bearer Securities in the denomination of U.S.$●.
     The interest rate payable on the Securities will be subject to adjustment from time to time as set forth in Section 302 the Supplemental Indenture.
     The Company will pay to the Holders of Securities such Additional Amounts as may become payable under Section 1004 of the Indenture.
     This Security may be redeemed at the option of the Company in whole but not in part at any time at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Company satisfies the Trustee that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom or of any political subdivision or taxing authority of or in the United Kingdom or any change in the application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, execution or amendment becomes effective on or after December 12, 2000 the Company has been or will be required to pay additional amounts with respect to the Securities as described in Section 1004 of the Indenture. Prior to the giving of notice of redemption of such Securities pursuant to this provision, the Company will deliver to the Trustee an Officers’ Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this provision has been satisfied. Such Officers’ Certificate shall attach a certificate of an independent lawyer or accountant satisfactory to the Trustee in form and content reasonably satisfactory to the Trustee to the effect that the circumstances required to be established for this provision pursuant to Section 1108 of the Indenture exist.
          If, pursuant to Section 801(3)(a) of the Indenture, the Company has been or would be required to pay any additional amounts as therein provided, the Securities may be redeemed at the option of the Company in whole but not in part, at any time, at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption. Prior to the giving of notice of redemption of such Securities pursuant to this provision, the Company will deliver to the Trustee an Officers’ Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this provision has been satisfied.
          Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed. All Securities surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and may destroy all such Securities surrendered for payment or exchange, in accordance with its note destruction policy; provided, however, that and if Securities are destroyed, the Trustee shall deliver a certificate of destruction to the Company. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the relevant Securities or portions thereof called for redemption.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and not less than a majority in principal amount of the Securities at the time Outstanding to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series or will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series. The Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof or any related coupon for the enforcement of payment of the principal of or any interest on this Security or payment of such coupon on or after the respective due dates expressed herein or in such coupon.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
     The Indenture, the Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit B
[Form of Bearer Security]
[Form of Face]
British Telecommunications plc
●% NOTES DUE●

No. B-	U.S.$
     British Telecommunications plc, a corporation duly organized and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture and the Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of ● Thousand United States dollars on ● and to pay interest thereon from the date hereof, semi-annually in arrears on June 15 and December 15 in each year, commencing June 15, 2001, at the rate of ●% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from December 12, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The Trustee shall act as Paying Agent with respect to the Securities of this series.
     The Record Date for the payment of interest on this security shall be the first day of the month in which an interest payment is due.
     The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer hereof as the owner of this Security for all purposes, whether or not this Security shall be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.
     Title to the Security shall pass by delivery.
     Reference is hereby made to the further provisions of this Security set forth in the Indenture and Supplemental Indenture and to the provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     All terms used in this Security which are defined in the Indenture or the Supplemental Indenture shall have the meanings assigned to them in the Indenture or the Supplemental Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Date:

The Common Seal of BRITISH TELECOMMUNICATIONS plc hereunto affixed is authenticated by:
CERTIFICATE OF AUTHENTICATION
     This is one of the ● % Notes due described in the within-mentioned Indenture.

CITIBANK, N.A.

Date:

By

Authorized Signatory

[Form of Reverse]
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 12, 2000 (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and a Supplemental Indenture, dated as of December 12, 2000, between the Company and the Trustee (the “Supplemental Indenture”) to which Indenture and Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof , limited in aggregate principal amount to U.S.$●. The Securities of this series are issuable as Bearer Securities in the denomination of U.S.$●.
     The interest rate payable on the Securities will be subject to adjustment from time to time as set forth in Section 302 the Supplemental Indenture.
     The Company will pay to the Holders of Securities such Additional Amounts as may become payable under Section 1004 of the Indenture.
     The Securities will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ● per cent. plus accrued interest thereon to the date of redemption.
     The Securities may also be redeemed at the option of the Company in whole but not in part at any time at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Company satisfies the Trustee that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom or of any political subdivision or taxing authority of or in the United Kingdom or any change in the application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, execution or amendment becomes effective on or after December 12, 2000 the Company has been or will be required to pay additional amounts with respect to the Securities as described in Section 1004 of the Indenture. Prior to the giving of notice of redemption of such Securities pursuant to this provision, the Company will deliver to the Trustee an Officers’ Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this provision has been satisfied. Such Officers’ Certificate shall attach a certificate of an independent lawyer or accountant satisfactory to the Trustee in form and content reasonably satisfactory to the Trustee to the effect that the circumstances required to be established for this provision pursuant to Section 1108 of the Indenture exist.
          If, pursuant to Section 801(3)(a) of the Indenture, the Company has been or would be required to pay any additional amounts as therein provided, the Securities may be redeemed at the option of the Company in whole but not in part, at any time, at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption. Prior to the giving of notice of redemption of such Securities pursuant to this provision, the Company will deliver to the Trustee an Officers’ Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this provision has been satisfied.
          Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed. All Securities surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and may destroy all such Securities surrendered for payment or exchange, in accordance with its note destruction policy; provided, however, that and if Securities are destroyed, the Trustee shall deliver a certificate of destruction to the Company. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the relevant Securities or portions thereof called for redemption.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and not less than a majority in principal amount of the Securities at the time Outstanding to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series or will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series. The Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof or any related coupon for the enforcement of payment of the principal of or any interest on this Security or payment of such coupon on or after the respective due dates expressed herein or in such coupon.
   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
   The Indenture, the Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.